FORM OF ARTICLES OF ORGANIZATION


        THE COMMONWEALTH OF MASSACHUSETTS


        WILLIAM FRANCIS GALVIN
        Secretary of the Commonwealth
        One Ashburton Place, Boston, Massachusetts 02108-1512


        ARTICLES OF ORGANIZATION
        (General Laws, Chapter 156B)


        ARTICLE I

        The name of the corporation is:

        EUA COMPRESSION SERVICES, INC.


        ARTICLE II

        The purpose of the corporation is to engage in the following business activities:

        To serve as a Member of a limited liability company to be organized under Delaware law which will engage in the provision of services to up-grade natural gas pipeline compression infrastructure through the application of electric compression systems and other technologies.

        To engage in and carry on any other business or activity which may lawfully be engaged in or carried on by a corporation which is organized under Chapter 156B of the General Laws of the Commonwealth of Massachusetts as presently in effect or as amended from time to time, or any successor provisions adopted in lieu thereof.


        ARTICLE III

State the total number of shares and par value, if any, of each class of stock which the corporation is authorized to issue.


WITHOUT PAR VALUE
WITH PAR VALUE  TYPE NUMBER OF SHARES TYPE NUMBER OF SHARES PAR VALUE  Common:
Common: 200,000 $.01        Preferred:  Preferred:

        ARTICLE IV

If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.

        Not applicable.


        ARTICLE V

The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:

        None.


        ARTICLE VI

*Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholder s, or of any class of stockholders:

See Continuation Sheets 1A and 1B.

*If there are no provisions state "None".
Note: The preceding six (6) articles are considered to be permanent and may ONLY be changed by filing appropriate Articles of Amendment.
 Continuation Sheet 1A


ONE:            The Board of Directors may make, amend or repeal the By Laws of the corporation in whole or in part, except with respect to any provision thereof which by law or the By Laws requires action by the stockholders. Any by-law adopted by the Board of Directors may be amended or repealed by the stockholders.

TWO:            Meetings of the stockholders may be held anywhere in the United
States.

THREE: The corporation may be a partner, either general or limited, or a member of a limited liability company, in any business enterprise it would have the power to conduct by itself.

FOUR:           No current or former director of the corporation shall be
personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that this provision shall not eliminate the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 or 62 or successor provisions of the Massachusetts Business Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. This provision shall not eliminate the liability of a director for any act or omission occurring prior to the date upon which this provision becomes effective. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

FIVE:           No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other organization of which one or more of its directors or officers are directors, trustees or officers, or in which any of them has any financial or other interest, shall be void or voidable, or in any way affected, solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of directors or committee thereof which authorizes, approves or ratifies the contract or transaction, or solely because his/her or their votes are counted for such purposes, if:


 Continuation Sheet 1B

        (i) The material facts as to his/her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee which authorizes, approves or ratifies the contract or transaction, and the board or committee in good faith authorizes, approves or ratifies the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

        (ii) The material facts as to his/her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically authorized, approved or ratified in good faith by vote of the stockholders; or

        (iii) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee thereof which authorizes, approves or ratifies the contract or transaction. No director or officer of the corporation shall be liable or accountable to the corporation or to any of its stockholders or creditors or to any other person, either for any loss to the corporation or to any other person or for any gains or profits realized by such director or officer, by reason of any contract or transaction as to which clauses (i), (ii) or (iii) above are applicable.



        ARTICLE VII

The effective date of organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later EFFECTIVE DATE is desired, specify such date which shall not be more than thirty days after the date of filing.

        Not applicable.


        ARTICLE VIII

The information contained in ARTICLE VIII is NOT a PERMANENT part of the Articles of Organization.


a. The street address (post office boxes are not acceptable) of the principal office of the corporation IN MASSACHUSETTS is:

                c/o EUA Energy Investment Corporation
                One Liberty Square, Floor 13
                Boston, MA  02109
                Attention:  President

b. The name, residential address and post office address of the directors and officers of the corporation is as follows:

See Continuation Sheet VIIIB.


c. The fiscal year (i.e., tax year) of the corporation shall end on the last day of the month of: December

d. The name and BUSINESS address of the RESIDENT AGENT, if any, of the corporation is:

 CONTINUATION SHEET VIIIB


                   NAME                  RESIDENCE          P.O. ADDRESS
President: John R. Stevens          41 Old Village Road
                                    Acton, MA  01720          Same
Treasurer: Clifford J.  Hebert, Jr. 3 Hammond Place
                                    Woburn, MA  01801         Same
Clerk: Clifford J.  Hebert, Jr.     3 Hammond Place
                                    Woburn, MA  01801         Same
Directors: Donald G.  Pardus        238 Glezen Lane
                                    Wayland, MA  01778        Same
           Robert G.  Powderly      42 Wayside Lane
                                    Ashland, MA  01721        Same
           John R.  Stevens         41 Old Village Road
                                    Acton, MA  01720          Same
           Richard M.  Burns        57 Hodge Road
                                    Arlington, MA  02174      Same
           John D.  Carney          30 Round Tree Lane
                                    Scituate, MA  02066       Same



        ARTICLE IX

By-Laws of the corporation have been duly adopted and the president, treasurer, clerk and directors whose names are set forth above, have been duly elected.

IN WITNESS WHEREOF AND UNDER THE PAINS AND PENALTIES OF PERJURY, I/we whose signature(s) appear below as incorporator(s) and whose name(s) and business or residential address(es) ARE CLEARLY TYPED OR PRINTED beneath each signature do hereby associate with the intention of forming this corporation under the provisions of General Laws Chapter 156B and do hereby sign these Articles of Organization as incorporator(s) this 23rd day of May, 1997.

                                        /s/ William O. Fabbri, Esq.
                                        William O. Fabbri, Esq.
                                        McDermott, Will & Emery
                                        75 State Street
                                        Boston, MA  02109

Note: If an existing corporation is acting as incorporator, type in the exact name of the corporation, the state or other jurisdiction where it was incorporated, the name of the person signing on behalf of said corporation and the title he/she holds or other authority by which such action is taken.


        THE COMMONWEALTH OF MASSACHUSETTS


        ARTICLES OF ORGANIZATION
        (General Laws, Chapter 156B)

____________________________________________



        I hereby certify that, upon examination of these Articles of Organization, duly submitted to me, it appears that the provisions of the General Laws relative to the organization of corporations have been complied with, and I hereby approve said articles; and the filing fee in the amount of $200.00 having been paid, said articles are deemed to have been filed with me this 23rd day of May, 1997.


Effective date:____________________



        WILLIAM FRANCIS GALVIN
        Secretary of the Commonwealth


FILING FEE: One tenth of one percent of the total authorized capital stock, but not less than $200.00. For the purpose of filing, shares of stock with a par value less than one dollar, or no par stock, shall be deemed to have a par value of one dollar per share.

        TO BE FILLED IN BY CORPORATION
        Photocopy of document to be sent to:

William O. Fabbri, Esq.
McDermott, Will & Emery
75 State Street
Boston, MA  02109
Telephone:  (617) 345-5090



 WRITTEN CONSENT OF
THE SOLE INCORPORATOR OF
EUA COMPRESSION SERVICES, INC.

        The undersigned, being the sole incorporator of EUA Compression Services, Inc., a Massachusetts corporation (the "Corporation"), acting pursuant to Section 12 of the Business Corporation Law of the Commonwealth of Massachusetts, does hereby consent to, approve and adopt the following votes:

VOTED: That the by-laws in the form attached hereto as Exhibit A be and hereby are adopted as the By-Laws of the Corporation.

VOTED:  That the number of directors of the Corporation is hereby fixed at five
(5); and that the following named persons be, and they hereby are, elected directors of the Corporation to serve in that capacity until the first meeting of the stockholders or unanimous written consent in lieu thereof and until their successors are duly elected and qualified:

        Donald G. Pardus
        Robert G. Powderly
        John R. Stevens
        Clifford J. Hebert, Jr.
        John D. Carney

VOTED: That the Articles of Organization of the Corporation attached hereto as Exhibit B be and hereby are approved, and that the Incorporator be and hereby is instructed to cause the same to be filed with the Secretary of State of the Commonwealth of Massachusetts.

Dated:  May 23, 1997



                                                /s/ William O. Fabbri
                                                William O. Fabbri



        FEDERAL IDENTIFICATION
NO. _____________________

        THE COMMONWEALTH OF MASSACHUSETTS

        WILLIAM FRANCIS GALVIN
        Secretary of the Commonwealth
        One Ashburton Place, Boston, Massachusetts 02108-1512


        CERTIFICATE OF CORRECTION
        (General Laws, Chapter 156B, Section 6A)


Exact name of corporation:      EUA Compression Services, Inc.

Document to be corrected:       Articles of Organization

The above mentioned document was filed with the Secretary of the Commonwealth on May 23, 1997.

Please state the inaccuracy or defect in said document:

        See attached Continuation Sheet IV.

Please state corrected version of the document:

        See attached Continuation Sheet V.

Note: This correction should be signed by the person(s) required by law to sign the original document.

SIGNED UNDER THE PENALTIES OF PERJURY, this 16th day of July, 1997.

/s/ William O. Fabbri
Incorporator


*Delete the inapplicable words.
Note: If the inaccuracy or defect to be corrected is not apparent on the face of the document, minutes of the meeting substantiating the error must be filed with the certificate. Additional information may be provided on separate 8 x 11 sheets of white paper with a left margin of at least 1 inch.
 CONTINUATION SHEET IV



CONTINUATION SHEET VIIIB


               NAME                    RESIDENCE            P.O. ADDRESS
President: John R. Stevens           41 Old Village Road
                                     Acton, MA  01720         Same
Treasurer: Clifford J.  Hebert, Jr.  3 Hammond Place
                                     Woburn, MA  01801        Same
Clerk:     Clifford J.  Hebert, Jr.  3 Hammond Place
                                     Woburn, MA  01801        Same
Directors: Donald G. Pardus          238 Glezen Lane
                                     Wayland, MA  01778       Same
           Robert G. Powderly        42 Wayside Lane
                                     Ashland, MA  01721       Same
           John R.  Stevens          41 Old Village Road
                                     Acton, MA  01720         Same
           Richard M.  Burns         57 Hodge Road
                                     Arlington, MA  02174     Same
           John D.  Carney           30 Round Tree Lane
                                     Scituate, MA  02066      Same

 CONTINUATION SHEET V



CONTINUATION SHEET VIIIB


                 NAME                  RESIDENCE          P.O. ADDRESS
President: John R. Stevens          41 Old Village Road
                                    Acton, MA  01720        Same
Treasurer: Clifford J.  Hebert, Jr. 3 Hammond Place
                                    Woburn, MA  01801       Same
Clerk: Clifford J.  Hebert, Jr.     3 Hammond Place
                                    Woburn, MA  01801       Same
Directors: Donald G.  Pardus        238 Glezen Lane
                                    Wayland, MA  01778      Same
           Robert G.  Powderly      42 Wayside Lane
                                    Ashland, MA  01721      Same
           John R.  Stevens         41 Old Village Road
                                    Acton, MA  01720        Same
           Clifford J.  Hebert, Jr. 3 Hammond Place
                                    Woburn, MA  01801       Same
           John D.  Carney          30 Round Tree Lane
                                    Scituate, MA  02066     Same